SoundHound AI Reports Record Second Quarter, With All Time High $42.7 Million Revenue, Up 217%, Raises Full Year Outlook
The company delivers growth across all key businesses, including strong growth in AI for automotive, enterprise AI for customer service, and AI automation for restaurants
SANTA CLARA, Calif.--(BUSINESS WIRE)--SoundHound AI, Inc. (Nasdaq: SOUN), a global leader in voice artificial intelligence, today reported its financial results for the second quarter 2025.
"In SoundHound’s strongest ever quarter, many of our previous strategic moves delivered high-impact results with growth across every business unit. We realized significant new wins as well as cross-sell deals, demonstrating the incredible opportunity we predicted with our 2024 acquisitions,” said Keyvan Mohajer, CEO and Co-Founder of SoundHound AI. “We have demonstrated a repeatable success formula. Our financial results speak for themselves, and are testimony to our bold vision and ability to execute.”

Second Quarter Financial Highlights
•Reported revenue was $42.7 million, an increase of 217% year-over-year
•GAAP gross margin was 39.0%; non-GAAP gross margin was 58.4%
•GAAP net loss was $(74.7) million; non-GAAP net loss was $(11.9) million
•Adjusted EBITDA was a loss of $(14.3) million
•GAAP earnings per share was a loss of $(0.19); non-GAAP earnings per share was a loss of $(0.03)
•GAAP results include a loss from the calculated fair value of contingent acquisition liabilities where future earnout shares are marked-to-market on a quarterly basis based on the company’s stock price. Non-GAAP measures exclude this non-operating/non-cash impact

“Q2 was a strong quarter where our underlying momentum manifested in financial results, and our earlier investments began showing outsized returns,” said Nitesh Sharan, CFO of SoundHound AI. “We are moving with speed to capture the explosion we’re seeing in the voice and conversational AI industry, where customers across sectors are realizing the tremendous value they can achieve by adopting our market-leading solutions.”

Business Highlights
•Agentic AI: Unveiled Amelia 7, and now 15 large enterprise customers are migrating onto this complete AI agent platform, which integrates Polaris, SoundHound’s category leading speech foundation model.
•Voice Commerce: Advancing multiple voice commerce pilots with large automotive brands in Europe and the USA, both existing customers and new car brands, with participation from prominent national and global merchants for ordering food, coffee, parking, and more.
•Restaurants: Breakthrough quarter with numerous wins, renewals, expansions, and cross selling: Notable cross-selling of SoundHound's Amelia enterprise platform to one of SoundHound's marquee restaurant customers to provide customer service support; new wins with Red Lobster, Peter Piper Pizza, Applebee’s | IHOP; successful renewal with MOD Pizza; expansion with Chipotle, Firehouse Subs, Habit Burger, McAllister’s Deli, Beef O’Brady’s, and Casey’s. Upsold Smart Answering to Red Robin, an existing phone ordering customer.
•Automotive: Significant new win in China for our voice assistant to be integrated in a major OEM with vehicles spanning China and worldwide, including the development of multiple new languages. Continued expansion with KIA in the Indian market, with increased momentum from India-based OEMs. SoundHound’s LLM-enhanced Chat AI product rolled out in the North American market across three major brands.
•Healthcare: Added customers including Primary Health Solutions, and one of the world’s largest healthcare companies. We also deployed our solutions with healthcare system Allina Health.
•Retail: Signed two multi-hundred unit personal care companies, and a home services company with over 500 locations to deploy Smart Answering. The solution also continues to attract additional fitness chains and expand further into existing brands.
•Financial Services: With 7 of the top 10 global financial institutions as customers, the company either renewed or had upsells with 4 of them. This included: expanding into new lines of business, penetrating across dozens of business units and doubling automated conversation volume from the previous year. The company is also expanding its presence in the regional bank and credit union market, most recently partnering with a leading credit union with operations in multiple states.
•Channel Partners:
◦Expanded relationship with EXL to deliver Agentic and voice AI integrations across various verticals
◦Entered into a partnership with Par Technologies to extend SoundHound’s reach across Par’s extensive portfolio of restaurant chains and their franchisees globally
◦Launched a strategic partnership with global QSR technology leader Acrelec to accelerate AI adoption in restaurants globally
◦Added a sales partnership with AVANT Communications to accelerate the adoption of SoundHound AI agents across enterprise markets
◦Doubled the volume of interactions with a long standing partner that specializes in CRM, AI and workforce engagement management

Second Quarter 2025 Financial Measures1

Three Months Ended (thousands, unless otherwise noted)	June 30, 2025	June 30, 2024	Change
Revenues	$42,683	$13,462	217%
GAAP gross profit	$16,662	$8,482	96%
GAAP gross margin	39.0%	63.0%	(24.0)	pp
Non-GAAP gross profit	$24,921	$8,951	178%
Non-GAAP gross margin	58.4%	66.5%	(8.1)	pp
GAAP operating loss[2]	$(78,051)	$(21,985)	(255)%
Non-GAAP adjusted EBITDA	$(14,300)	$(13,848)	(3)%
GAAP net loss[2]	$(74,724)	$(37,322)	(100)%
Non-GAAP net loss	$(11,863)	$(14,894)	20%
GAAP net loss per share[2]	$(0.19)	$(0.11)	$(0.08)
Non-GAAP net loss per share	$(0.03)	$(0.04)	$0.01
1)Please see tables below for a reconciliation from GAAP to non-GAAP.
2)GAAP-only operating loss includes a significant impact from the calculated fair value of contingent acquisition liabilities where future earn-out shares are marked-to-market on a quarterly basis, and with the increase in stock price compared to the previous quarter the loss associated with this item was $31 million in the second quarter. Non-GAAP measures exclude this non-operating/non-cash impact.
Liquidity and Cash Flows
The company’s total cash and cash equivalents was $230 million at June 30, 2025, with no debt.
Condensed Cash Flow Statement

Six Months Ended (thousands)	June 30, 2025	June 30, 2024
Cash flows:
Net cash used in operating activities	$(43,682)	$(40,440)
Net cash used in investing activities	(354)	(4,788)
Net cash provided by financing activities	76,606	137,030
Effects of exchange rate changes on cash	(210)	130
Net change in cash and cash equivalents	$32,360	$91,932
Business Outlook
SoundHound is raising its full year 2025 revenue outlook and now expects it to be in a range of $160 - $178 million.

Additional Information
For more information please see the company’s SEC filings which can be obtained on the company’s website at investors.soundhound.com. The financial statements will be posted on the website, and will be included when the company files its 8-K. The financial data presented in this press release should be considered preliminary until the company files its 10-Q.
Conference Call and Webcast
Keyvan Mohajer, Co-Founder and CEO, and Nitesh Sharan, CFO will host a live audio conference call and webcast today at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time. A live webcast and replay will also be accessible at investors.soundhound.com.
About SoundHound AI
SoundHound (Nasdaq: SOUN), a global leader in voice and conversational intelligence, delivers AI solutions that allow businesses to offer superior experiences to their customers. Built on proprietary technology, SoundHound’s voice AI delivers best-in-class speed and accuracy in numerous languages to product creators and service providers across retail, financial services, healthcare, automotive, smart devices, and restaurants. The company’s various groundbreaking AI-driven products include Smart Answering, Smart Ordering, Dynamic Drive-Thru, and the Amelia Platform, which powers AI Agents for enterprise. In addition, SoundHound Chat AI, a powerful voice assistant with integrated Generative AI, and Autonomics, a category-leading operations platform that automates IT processes, have allowed SoundHound to power millions of products and services, and processes billions of interactions each year for world class businesses. For more information, visit: www.soundhound.com
Forward Looking Statements
This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements include, but are not limited to, statements concerning our expected financial performance, our ability to implement our business strategy and anticipated business and operations, and guidance for financial results for 2025. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Our actual results may differ materially from those expressed or implied by these forward-looking statements as a result of risks and uncertainties impacting SoundHound’s business including, our ability to successfully launch and commercialize new products and services and derive significant revenue, our market opportunity and our ability to acquire new customers and retain existing customers, unexpected costs, charges or expenses resulting from our 2024 acquisitions, the ability of our 2024 acquisitions to be accretive on the company's financial results, and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
Non-GAAP Measures of Financial Performance
To supplement the company’s financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, non-GAAP net loss and non-GAAP earnings per share.
The company believes that providing this non-GAAP information in addition to the GAAP financial information allows investors to view the financial results in the way the company views its operating results. The company also believes that providing this information allows investors to not only better understand the company's financial performance, but also, better evaluate the information used by management to evaluate and measure such performance.
As such, the company believes that disclosing non-GAAP financial measures to the readers of its financial statements provides the reader with useful supplemental information that allows for greater transparency in the review of the company’s financial and operational performance.
The company defines its non-GAAP measures by excluding certain items:
The company arrives at non-GAAP gross profit and non-GAAP gross margin by excluding (i) amortization of intangibles (including acquired intangible assets) and (ii) stock-based compensation.
The company arrives at adjusted EBITDA by excluding (i) total interest and other income/(expense), net, (ii) loss on early extinguishment of debt, (iii) income taxes, (iv) depreciation and amortization expense (including acquired intangible assets), (v) stock-based compensation, (vi) change in fair value of contingent acquisition liabilities, and (vii) acquisition-related costs.
The company arrives at non-GAAP net loss and non-GAAP net loss per share by excluding (i) depreciation and amortization expense (including acquired intangible assets), (ii) stock-based compensation, (iii) loss on early extinguishment of debt, (iv) change in fair value of contingent acquisition liabilities, (v) change in fair value of derivative, and (vi) acquisition-related costs.
Reconciliations of GAAP to these adjusted non-GAAP financial measures are included in the tables below. When analyzing the company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.
To the extent that the company presents any forward-looking non-GAAP financial measures, the company does not present a quantitative reconciliation of such measures to the most directly comparable GAAP financial measure (or otherwise present such forward-looking GAAP measures) because it is impractical to do so.

Second Quarter Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Margin

Three Months Ended (thousands, unless otherwise noted)	June 30, 2025	June 30, 2024
GAAP gross profit[1]	$16,662	$8,482
Adjustments:
Amortization of Intangibles	4,084	362
Stock-based compensation	4,175	107
Non-GAAP gross profit	$24,921	$8,951
GAAP gross margin	39.0%	63.0%
Non-GAAP gross margin	58.4%	66.5%
1)GAAP gross profit is calculated by subtracting the cost of revenues from revenues.
Second Quarter Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

Three Months Ended (thousands)	June 30, 2025	June 30, 2024
GAAP net loss	$(74,724)	$(37,322)
Adjustments:
Total other income (expense), net[1]	(4,583)	(888)
Loss on early extinguishment of debt	—	15,587
Income taxes	1,256	638
Depreciation and amortization	7,774	1,280
Stock-based compensation²	23,810	7,253
Change in fair value of contingent acquisition liabilities	31,359	(1,082)
Acquisition-related expenses	808	686
Non-GAAP adjusted EBITDA	$(14,300)	$(13,848)
1)Includes other income, net of $4.8 and $5.0 million for the three months ended June 30, 2025 and 2024, respectively.
2)Included in stock-based compensation is a one-time impact of $3.8 million related to accelerated vesting of the Restricted Stock Agreement as part of our integration plan of SYNQ3.

Second Quarter Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share

Three Months Ended (thousands, unless otherwise noted)	June 30, 2025	June 30, 2024
GAAP net loss attributable to SoundHound common shareholders	$(74,724)	$(37,395)
Adjustments:
Depreciation and amortization	7,774	1,280
Stock-based compensation¹	23,810	7,253
Loss on early extinguishment of debt	—	15,587
Change in fair value of contingent acquisition liabilities	31,359	(1,082)
Change in fair value of derivative	(890)	—
Gain on bargain purchase	—	(1,223)
Acquisition-related expenses	808	686
Non-GAAP net loss	$(11,863)	$(14,894)
GAAP net loss per share[2]	$(0.19)	$(0.11)
Adjustments	0.16	0.07
Non-GAAP net loss per share[2]	$(0.03)	$(0.04)
1)Included in stock-based compensation is a one-time impact of $3.8 million related to accelerated vesting of the Restricted Stock Agreement as part of our integration plan of SYNQ3.
2)Weighted average common shares outstanding (basic) for the three months ended June 30, 2025 and 2024 were 400,124,499 and 331,830,608, respectively.

Investors:
Scott Smith
408-724-1498
IR@SoundHound.com
Media:
Fiona McEvoy
415-610-6590
PR@SoundHound.com